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                                 EXHIBIT 11


                             CHIRON CORPORATION
             STATEMENT OF COMPUTATION OF EARNINGS PER SHARE


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                                                                       Three Months Ended March 31,
                                                                     -------------------------------
                                                                         1997                1996
                                                                     ------------       ------------
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Earnings per share
   Net income available for common shares and common stock
      equivalent shares deemed to have a dilutive effect             $ 15,336,000       $ 12,744,000
                                                                     ------------       ------------
                                                                     ------------       ------------

Primary earnings per share                                           $       0.09       $       0.07
                                                                     ------------       ------------
                                                                     ------------       ------------
Fully diluted earnings per share                                     $       0.09       $       0.07
                                                                     ------------       ------------
                                                                     ------------       ------------
Shares used in primary earnings per share computation:
   Weighted average common shares outstanding                         171,890,000        168,036,000
   Weighted average dilutive incremental common shares
      issuable from exercise of warrants                                  194,000            452,000
   Weighted average dilutive incremental common shares
      issuable under employee stock option programs                     4,526,000          9,997,000
                                                                     ------------       ------------
   Total common shares and common stock equivalent shares
      deemed to have a dilutive effect                                176,610,000        178,485,000
                                                                     ------------       ------------
                                                                     ------------       ------------
Shares used in fully diluted earnings per share computation:
   Weighted average common shares outstanding                         171,890,000        168,036,000
   Weighted average dilutive incremental common shares
      issuable from exercise of warrants                                  194,000            456,000
   Weighted average dilutive incremental common shares
      issuable under employee stock option programs                     4,532,000         10,000,000
                                                                     ------------       ------------
   Total common shares and common stock equivalent shares
      deemed to have a dilutive effect                                176,616,000        178,492,000
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